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                                                                    EXHIBIT 12.1


                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION


                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


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                                                                 SIX MONTHS ENDED
                                                                  JUNE 30, 2002
                                                                -----------------
Earnings:
 Income before income taxes and extraordinary items .........       $ 109,392
 Add:
   Interest expense .........................................          54,193
   Amortization of debt expense .............................           3,470
   Interest component of rent expense .......................           9,496
                                                                    ---------
 Earnings ...................................................         176,551
                                                                    ---------
 Fixed Charges:
   Interest expense .........................................          54,193
   Amortization of debt expense .............................           3,470
   Interest component of rent expense .......................           9,496
                                                                    ---------
 Fixed Charges ..............................................       $  67,159
                                                                    ---------
Ratio of earnings to fixed charges ..........................             2.6x
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